                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant  /X/

Filed by a party other than the Registrant  / /

Check the appropriate box:

    / /  Preliminary proxy statement

    /X/  Definitive proxy statement

    / /  Soliciting material pursuant to Rule 14a-1(c) or Rule 14a-2

                             WINSTON RESOURCES, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

                   (Name of Person(s) filing Proxy Statement)

    Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            WINSTON RESOURCES, INC.
                                535 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1997

                            ------------------------

    The Annual Meeting of Stockholders of Winston Resources, Inc. (the "Company") will be held at the offices of Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022 on Thursday, May 22, 1997, at 9:00 a.m. local time for the following purposes:

    1. To elect a director to hold office for a term of three years and until his successor has been elected and qualified.

    2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available at the Annual Meeting for examination by any stockholder. During the ten days prior to the Annual Meeting, the list may be inspected by any stockholder, for any purpose germane to the Annual Meeting, during usual business hours at the offices of Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022.

    Your attention is drawn to the accompanying Proxy Statement.

                                          By Order of the Board of Directors,
                                          David Silver
                                          Secretary

April 28, 1997
New York, New York

    STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

                            WINSTON RESOURCES, INC.
                                535 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement and the accompanying proxy card are to be mailed to holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Winston Resources, Inc., a Delaware corporation (the "Company"), commencing on or about April 28, 1997, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, May 22, 1997 at 9:00 a.m. local time at the offices of Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP.

    Proxies in the form enclosed are solicited by the Board for use at the Meeting. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of management's nominee as director, (2) for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (3) if other matters properly come before the Meeting, in the discretion of either of the persons named in the proxy. The proxy may be revoked by a properly executed writing of the stockholder delivered to the Company's Chairman of the Board or Secretary before the Meeting, or by the stockholder at the Meeting before it is voted.

    The Board has fixed the close of business on April 18, 1997 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. On that date, there were 3,180,104 shares of Common Stock outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted to a vote at the Meeting. Stockholders are not entitled to vote cumulatively in the election of directors.

    As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote of the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present or represented by proxy at the Meeting and the validity of the proxies and ballots,
(iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of
(i) a plurality of the shares of Common Stock present or represented at the Meeting is required to elect management's nominee as director; and (ii) a majority of the shares present or represented at the Meeting is required to ratify the selection by the Board of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                                                                                        YEAR BECAME AN
NAME                                          AGE                          POSITION                    EXECUTIVE OFFICER
--------------------------------------------  ---        --------------------------------------------  -----------------
Seymour Kugler..............................  60         Chairman, President and Chief Executive                1967
                                                           Officer
Jesse Ulezalka..............................  48         Chief Financial Officer                                1995
Alan E. Wolf................................  52         Vice President                                         1974
Todd Kugler.................................  31         Vice President                                         1995
Gregg S. Kugler.............................  34         Vice President                                         1993
David Silver................................  66         Vice President and Secretary                           1992

                             ELECTION OF DIRECTORS

    The Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and By-Laws, as amended (the "By-Laws"), of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board of Directors but shall not be less than three classified into three approximately equal classes. The Board of Directors has fixed the number of directors constituting the entire Board of Directors at eight. Classes II and III of the Board each consist of three directors, who hold office until the 1998 and 1999 Annual Meetings of Stockholders, respectively. The current Class II directors are Martin Wolfson, Martin A. Fischer and Martin
J. Simon. The current Class III directors are Seymour Kugler, Alan E. Wolf and Gregg S. Kugler. Class I of the Board consists of one director, who holds office until the 1997 Annual Meeting of Stockholders. There is currently one unfilled directorship on the Board in Class I, which directorship may only be filled by action of the Stockholders.

    The Board of Directors has selected, and will cause to be nominated at the Meeting, one person for election as a Class I director, to hold office until the 2000 Annual Meeting and until his successor shall have been duly elected and qualified. Assuming that a quorum of stockholders is present at the Meeting in person or by proxy, the director will be elected by a plurality of the votes cast at the Meeting.

    The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the nominee listed below unless instructed otherwise on the proxy card. If such nominee should be unavailable to stand for election, the persons named on the proxy card or their substitutes may vote for a substitute designated by the Board of Directors. At the date of this Proxy Statement, the Board of Directors has no reason to believe that the nominee listed below will be unable to stand for election.

    Set forth below is certain information concerning the directors of the Company, including the person nominated by the Board of Directors for election at the Meeting. The nominee for election at the Meeting was previously elected by the Company's stockholders as a director of the Company.

NOMINEE FOR ELECTION

NAME                                                                       AGE        DIRECTOR SINCE
-------------------------------------------------------------------------  ---        ---------------
Reuben W. Abrams.........................................................  74                 1990

CONTINUING DIRECTORS

CLASS II                                                                      AGE     DIRECTOR SINCE
-------------------------------------------------------------------------  ---------  ---------------
Martin Wolfson...........................................................  60                 1987
Martin A. Fischer........................................................  60                 1987
Martin J. Simon..........................................................  77                 1992

CLASS III
-------------------------------------------------------------------------
Seymour Kugler...........................................................  60                 1967
Alan E. Wolf.............................................................  52                 1974
Gregg S. Kugler..........................................................  34                 1992

    THE BOARD RECOMMENDS A VOTE FOR THE NOMINEE FOR ELECTION AS A DIRECTOR.

                            BIOGRAPHICAL INFORMATION

    Certain information about the executive officers and the directors of the Company is set forth below. This information has been furnished to the Company by the individuals named.

    Mr. Seymour Kugler, who is generally known to employees of the Company as Sy Kaye, founded the Company in 1967 and has been its Chief Executive Officer since that time.

    Mr. Wolf has been a Vice President of the Company since September 17, 1987 and has been an Executive Vice President of the Company's permanent placement division since 1974.

    Mr. Gregg Kugler (who is known generally to clients and employees of the Company as Gregg Kaye) has been employed by the Company since 1983. He became a Vice President of the Company on August 12, 1993 and is President of the Permanent Placement Division. Mr. Kugler is Sy Kaye's son.

    Mr. Wolfson, a certified public accountant, is Senior Vice President, Chief Financial Officer and a director of Concord Fabrics, Inc., New York, New York, which develops, designs, styles and produces woven and knitted fabrics for sale to clothing manufacturers and fabric retailers. He has been employed by that corporation since 1966, has been an officer and a director since 1973 and was first elected to his present offices in 1981.

    Mr. Fischer is a member of the Board of Trustees of Brooklyn Law School. He has been of counsel to the New York City law firm of Warshaw Burstein Cohen Schlesinger & Kuh since 1986.

    Mr. Simon served as the Chairman of the Board and President of First Central Financial Corporation and First Central Insurance Company from August 1985 and August 1980, respectively, through February 1997, at which time he resigned from such positions. Mr. Simon is a partner in the law firm of Simon, Drabkin & Margulies, and a member of the Board of Directors of Continental Bank in Garden City, New York.

    Mr. Abrams served as the Treasurer and Chief Financial Officer of the Company from August 1988 through January 2, 1992, at which time he resigned from such positions. He currently acts as a consultant to the Company on financial and accounting matters.

    Mr. Silver has been Secretary of the Company since December 31, 1991 and Vice President-- Administration/Human Resources of the Company since November 1987.

    Mr. Ulezalka has been the Chief Financial Officer of the Company since August 4, 1995. Prior thereto he was CFO of Consultants for Architects, Inc. from April 1995 - August 1995, a financial consultant from April 1994 - April 1995, CFO, Vice President--Finance of ECCO Staffing Services, Inc. from March 1992 - April 1994, and Vice President--Finance and corporate secretary of Unity Healthcare Holding Co., Inc. from January 1989 - March 1992.

    Mr. Todd Kugler (who is known generally to clients and employees of the Company as Todd Kaye) has been employed by the Company since 1988. He became a Vice President of the Company and its temporary staffing division on November 23, 1995. Mr. Kugler is Sy Kaye's son.

           FUNCTIONS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    Under the DGCL, the business and affairs of the Company are managed under the direction of the Board. The Board establishes fundamental corporate policies and authorizes various types of significant transactions, but is not involved in day-to-day operational decisions. During 1996, the Board held four meetings. Each of the directors attended over 75% of the meetings of the Board held in 1996. The Board has appointed from its members an Executive Committee, an Audit Committee, a Compensation Committee, an Option Committee and an Alternate Option Committee with the areas of responsibility described below.

    The EXECUTIVE COMMITTEE consists of Seymour Kugler, Reuben W. Abrams and Alan E. Wolf. Gregg Kugler is an alternate member. It is empowered to exercise all of the authority of the Board, subject to certain limitations specified in the By-Laws, during the intervals between meetings of the Board. It is contemplated that meetings of the Executive Committee will be convened only in extraordinary circumstances when it is not practicable to call a meeting of the full Board. The Executive Committee did not meet during 1996.

    The AUDIT COMMITTEE consists of Martin A. Fischer, Martin Wolfson and Martin
J. Simon. It is responsible for overseeing and reporting to the Board of Directors concerning the policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting, and internal auditing and financial controls. It also is responsible for maintaining a direct exchange of information between the Board of Directors and the Company's independent auditors. The Audit Committee held one meeting during 1996.

    The COMPENSATION COMMITTEE consists of Martin J. Simon, Martin A. Fischer and Martin Wolfson. It must approve the salary of each officer of the Company and its subsidiaries which exceeds a specified amount and is responsible for reviewing, and making recommendations to the management of the Company concerning the general policies and practices of the Company and its subsidiaries with respect to compensation and employee benefits. The Compensation Committee did not meet during 1996.

    The OPTION COMMITTEE consists of Martin A. Fischer, Martin Wolfson and Martin J. Simon. It administers the Company's 1996 Stock Plan. The ALTERNATE OPTION COMMITTEE, which administers grants to outside directors under the Company's 1990 Incentive Program consists of Seymour Kugler, Alan E. Wolf and Gregg Kugler. The Option Committee acted by unanimous written consent twice during 1996 and the Alternate Option Committee acted by unanimous written consent once during 1996.

    The Board of Directors has not appointed a nominating committee.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock with respect to any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, the Company's directors, the Company's "named executive officers" within the meaning of Item 402(a)(2) of Regulation S-B of the Securities Act of 1933, as amended (the "Act") and by all of the Company's directors and executive officers as a group, as reported to the Company as of March 21, 1997. Beneficial ownership has been determined for purposes of the following table in accordance, with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                                                                   PERCENTAGE OF
NAME AND ADDRESS                                                          NUMBER OF SHARES (1)  OUTSTANDING SHARES
------------------------------------------------------------------------  --------------------  -------------------
DIRECTORS AND OFFICERS
Seymour Kugler (2)(3)...................................................         1,323,689               41.66%
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
Gregg Kugler (3)(4).....................................................           127,396                4.01%
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
Todd Kugler (3)(5)......................................................           127,464                4.01%
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
Alan E. Wolf (3)(6).....................................................           126,624                3.99%
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
David Silver (3)(7).....................................................            43,566                1.37%
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
Reuben W. Abrams (8)....................................................            27,633                  (9)
  c/o Winston Resources, Inc.
  535 Fifth Avenue
  New York, New York 10017
Martin Wolfson (10).....................................................             3,667                  (9)
  c/o Concord Fabrics Inc.
  1359 Broadway
  New York, New York 10018
Martin A. Fischer (11)..................................................             6,667                  (9)
  c/o Warshaw Burstein Cohen Schlesinger & Kuh
  535 Fifth Avenue
  New York, New York 10017
Martin J. Simon (12)....................................................             7,667                  (9)
  c/o First Central Insurance Company
  266 Merrick Road
  Lynbrook, New York 11563
All directors and executive officers as a group (10 persons) (13).......         1,796,873               56.56%

OTHER BENEFICIAL OWNER
Heartland Advisors, Inc. (14)...........................................           350,500               11.03%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

------------------------

(1) All shares are beneficially owned and, unless otherwise stated, the sole voting power and investment power is held by the persons named.

(2) The amount set forth above does not include shares owned by Alec Peters, a former Vice President of the Company, and Melvin A. Winograd, a former director and officer of the Company, as to which Mr. Kugler has sole voting power, but not investment power, pursuant to irrevocable proxies granted in connection with a voting agreement among the three stockholders. The Company has no current information in respect of the respective shareholdings of Messrs. Peters and Winograd, who are no longer affiliated with the Company. The amount set forth above includes 46,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 16,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan.

(3) For the year ended December 31, 1996 such person was a "Named Executive Officer" of the Company within the meaning of Item 402(a)(2) of Regulation S-B of the Act.

(4) The amount set forth above includes 36,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 10,000 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan. Mr. Kugler disclaims beneficial ownership of 26,000 shares owned by his children.

(5) The amount set forth above includes: (i) 26,667 shares and 15,333 shares currently issuable upon the exercise of stock options issued to Mr. Kugler and his wife, respectively, pursuant to the 1990 Incentive Program and (ii) 6,667 shares and 3,333 shares currently issuable upon the exercise of stock options issued to Mr. Kugler and his wife, respectively, pursuant to the 1996 Stock Plan. Mr. Kugler disclaims beneficial ownership of 7,000 shares owned by his child.

(6) The amount set forth above includes 15,000 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 1,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan.

(7) The amount set forth includes 18,133 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 833 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan.

(8) The amount set forth above includes 1,660 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 333 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan.

(9) Represents less than 1% of the outstanding shares.

(10) Reflects shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program.

(11) The amount set forth above includes 3,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program.

(12) The amount set forth above includes 3,667 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program.

(13) The amount set forth above includes 171,961 shares currently issuable upon the exercise of stock options issued pursuant to the 1990 Incentive Program and 41,167 shares currently issuable upon the exercise of stock options issued pursuant to the 1996 Stock Plan.

(14) To the Company's knowledge, Heartland Advisors, Inc. and Seymour Kugler are the only beneficial owners of more than five percent of the Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following summary compensation table sets forth certain information concerning the compensation of the Company's "named executive officers" within the meaning of Item 402(a)(2) of Regulation S-B of the Act, as amended, for each of the three fiscal years during the period ending December 31, 1996.

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                              ANNUAL               AWARDS
                                                         COMPENSATION(1)     -------------------      ALL OTHER
                                                       --------------------  OPTIONS TO PURCHASE   COMPENSATION(3)
                                                        SALARY      BONUS         SHARES(2)       -----------------
NAME AND PRINCIPAL POSITION                 YEAR          ($)        ($)             (#)                 ($)
--------------------------------------  -------------  ---------  ---------  -------------------  -----------------

Seymour Kugler........................  Fiscal 1996      433,502    134,209          100,000              7,300
  Chairman of the Board and             Fiscal 1995      413,600     61,901           25,000              7,300
  Chief Executive Officer               Fiscal 1994      400,000     51,000           30,000              7,000

Alan E. Wolf..........................  Fiscal 1996      190,000     40,613           10,000              2,900
  Vice President, Executive             Fiscal 1995      190,000     34,852            5,000              2,900
  Vice President of Permanent           Fiscal 1994      180,000     35,000           12,000              3,000
  Placement Division

Gregg S. Kugler.......................  Fiscal 1996      199,500     76,691           50,000              2,500
  Vice President                        Fiscal 1995      190,000     55,635           10,000              1,600
  President of Permanent                Fiscal 1994      164,000     35,000           20,000              2,000
  Placement Division

Todd Kugler...........................  Fiscal 1996      147,000     76,691           40,000              2,300
  Vice President                        Fiscal 1995      140,000     67,718           10,000                600
  Vice President of Temporary           Fiscal 1994          N/A        N/A              N/A                N/A
  Staffing Division

David Silver..........................  Fiscal 1996      125,000     10,000            5,500              2,400
  Vice President and                    Fiscal 1995      125,000     10,000            5,000              2,400
  Secretary                             Fiscal 1994      112,000          0            6,300              2,000

------------------------

(1) The aggregate amount of perquisites and other personal benefits for each of the "named executive officers" did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein for the last fiscal year, and is not reflected in the table.

(2) Stock options are granted under the terms and provisions of the Company's 1996 Stock Plan. For a description of the stock options issued in fiscal 1996, see "Option Grants in Last Fiscal Year."

(3) Amounts reported under this column reflect premiums paid by the Company on behalf of the "named executive officers" for supplemental long-term disability coverage in excess of the coverage provided to employees generally.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain summary information concerning individual grants of stock options made to "named executive officers" within the meaning of Item 402(a)(2) of Regulation S-B of the Act during the fiscal year ended December 31, 1996 under the 1996 Stock Plan. Except as set forth in the table below, during fiscal year 1996, the Company did not grant any stock options under the Company's 1996 Stock Plan to any of the Named Executive Officers.

INDIVIDUAL GRANTS

                                                                    PERCENTAGE OF TOTAL OPTIONS
                                               NUMBER OF SHARES       GRANTED TO EMPLOYEES IN      EXERCISE
                                              UNDERLYING GRANT(1)           FISCAL YEAR              PRICE     EXPIRATION
NAME                                                  (#)                       (%)                   ($)         DATE
--------------------------------------------  -------------------  -----------------------------  -----------  -----------
Seymour Kugler..............................          50,000                      16.5%               1.2375     04/09/06
                                                      50,000                      16.5%               3.4375     12/05/06

Alan E. Wolf................................           5,000                       1.6%                1.125     04/09/06
                                                       5,000                       1.6%                3.125     12/05/06

Gregg S. Kugler.............................          30,000                       9.9%                1.125     04/09/06
                                                      20,000                       6.6%                3.125     12/05/06

Todd Kugler.................................          20,000                       6.6%                1.125     04/09/06
                                                      20,000                       6.6%                3.125     12/05/06

David Silver................................           2,500                       0.8%                1.125     04/09/06
                                                       3,000                       1.0%                3.125     12/05/06

------------------------

(1) The stock options reported in this column vest in equal annual installments of one third of the underlying shares commencing on the one year anniversary of the date of grant and become fully exercisable on the third year anniversary of the date of grant, provided that the Optionee has been continuously employed by the Company during such time. Subject to earlier termination as provided below, the Plan provides that the options terminate no later than (i) ten years after the date of grant for Optionees in general and (ii) five years after the date of grant for Optionees who own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates. If an Optionee ceases to be employed by the Company for any reason other than death, disability, termination "for cause" by the Company or voluntary termination by Optionee, no further installments or options shall become exercisable, and the options shall terminate on the earlier of (i) ninety (90) days after the date of termination of employment or (ii) the specified expiration dates of the options. If the Optionee's employment is terminated "for cause" or if Optionee voluntarily terminates his employment, all of his options then outstanding shall terminate immediately. Options outstanding upon the death or disability of an Optionee may be exercised by him, or his heirs or legal representative, to the extent otherwise exercisable on the date of death or the date of termination due to disability, until the earlier of (i) the specified expiration date of the options or (ii) one (1) year from the date of the Optionee's death or date of termination due to disability. Payment of options exercised may be in cash or shares of Common Stock.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 1996, by the "named executive officers" within the meaning of Item 402(a)(2) of Regulation S-B under the Act and the value of unexercised stock options held by the "named executive officers" as of December 31, 1996.

                                                                                                     VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED                 "IN THE MONEY"
                                   NUMBER OF                        OPTIONS AT FISCAL                 OPTIONS AT FISCAL
                                    SHARES                             YEAR END(2)                       YEAR END(2)
                                   ACQUIRED      VALUE                     (#)                               ($)
                                      ON       REALIZED   --------------------------------------  --------------------------
NAME                               EXERCISE       ($)        EXERCISABLE        UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  ---------  -----------------  -------------------  -----------  -------------
Seymour Kugler..................     225,000     673,755         28,333             126,667           39,645        152,167
Alan E. Wolf....................       3,000       9,188         12,667              17,333           27,063         26,999
Gregg S. Kugler.................      10,000      30,625         26,666              63,334           55,624         98,126
Todd Kugler.....................       5,000      15,313         20,000              50,000           46,042         70,209
David Silver....................      21,000      64,313         14,367              10,933           34,767         16,195

------------------------

(1) Values were calculated by multiplying the closing market price of the Common Stock as reported on the American Stock Exchange on December 31, 1996 ($3.4375 per share), by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

(2) Represents the aggregate number of stock options held as of December 31, 1996 which can and cannot be exercised pursuant to the terms and provisions of the stock options.

EXECUTIVE EMPLOYMENT AGREEMENT

    Mr. Seymour Kugler entered into a five-year employment agreement with the Company, effective as of May 1, 1987, which was amended on March 2, 1992 and January 1, 1997 (the "Employment Agreement"), pursuant to which he serves as Chairman of the Board of Directors and the Chief Executive Officer of the Company. Under the terms of the Amendment to the Employment Agreement dated January 1, 1997, Mr. Kugler's term of employment was extended for an additional five (5) year period ending on August 14, 2002. The Employment Agreement provides for the payment to Mr. Kugler of (i) a base salary at the annual rate of $445,638 per annum, subject to annual cost of living increases equal to the greater of (a) three percent (3%) per annum, compounded or (b) an amount which is determined by multiplying the base salary by the percentage increase, if any, of the Consumer Price Index for all Urban Workers (New York-Northeastern New Jersey) (1967 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") for such subsequent year over the Index for the fiscal year ended December 31, 1996, and (ii) incentive compensation with respect to each fiscal year during his term of employment of an amount equal to the aggregate of the following percentages of Pre-Tax Income (as defined in the Employment Agreement): (a) 6% of Pre-Tax Income up to $1,000,000;
(b) 10% of Pre-Tax Income over $1,000,000 up to $2,000,000; (c) 20% of Pre-Tax
Income over $2,000,000 up to $3,200,000; and (d) 6% of Pre-Tax Income over $3,200,000, without limitation. In the event of the termination of Mr. Kugler's employment by reason of his death or disability, the Company will continue to pay his salary, including the Incentive Compensation, to him or his beneficiary or estate, for a period of one year thereafter.

    In the event of the Company's termination of Mr. Kugler's employment for any reason other than for death, disability or for cause, or in the event Mr. Kugler resigns from his employment for Good Reason (as defined in the Employment Agreement), Mr. Kugler is entitled to receive (i) his base salary, fringe benefits and incentive compensation, if any, through the date of termination,
(ii) a lump sum severance payment equal to 2.99 times Mr. Kugler's "base amount" as such term is defined in Section 28OG of the Internal Revenue Code of 1986, as amended, and (iii) continued coverage for the term of the Employment Agreement under the Company's health and insurance plans applicable to Mr. Kugler immediately prior to such termination or resignation or, if any such plan does not permit continued coverage of Mr. Kugler, the Company shall arrange to provide a benefit substantially similar to and no less favorable than the benefits he was entitled to under such plan.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company or any of its subsidiaries do not receive any compensation, other than their regular salaries, for attending meetings of the Board of Directors or any committee thereof. See "Summary Compensation Table." Other members of the Board (the "Non-Employee Directors") receive a retainer of $2,000 per year payable quarterly in arrears, plus a fee of $500 for each meeting of the Board and of any committee thereof attended, but only for committee meetings that take place on days other than the day of a Board meeting. Additionally, Non-Employee Directors are eligible to receive stock options pursuant to the 1990 Incentive Program (the "Director Options"). In 1996, the Non-Employee Directors, presently consisting of Messrs. Martin Wolfson, Martin A. Fischer and Martin J. Simon, each received a Director Option to purchase 2,000 shares of Common Stock exercisable at the fair market value of the Common Stock on the date of grant. The Director Options vest in annual installments of one-third of the underlying shares commencing on the one year anniversary of the date of grant and terminate automatically ten years after the date of grant, subject to early termination in the event that the optionee ceases being a member of the Board.

       SECTION 16(A) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

    The Company has reviewed copies of the Section 16(a) reports filed for the year ended December 31, 1996 and written representations from certain reporting persons that no delinquent Form 3 holdings or Form 4 transactions were required to be reported on Form 5 for such persons for the year ended December 31, 1996. Based solely on this review, the Company believes that all reporting requirements applicable to its officers, directors and more than ten percent stockholders were complied with for the year ended December 31, 1996, except that (i) Mr. S. Kugler failed to report on a timely basis his ownership of 2,400 shares of Common Stock which are held in a joint account with his son, Todd Kugler; and (ii) Mr. T. Kugler failed to report on a timely basis (a) his holdings of shares of Common Stock and derivative securities, as well as his wife's holdings of derivative securities, on November 25, 1995, the date on which he became an officer of the Company, and (b) his acquisition of 6,000 shares of Common Stock in connection with a gift to his daughter.

                           RATIFICATION OF SELECTION
                                       OF
                       THE COMPANY'S INDEPENDENT AUDITORS

    The Board has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP has acted as the Company's independent auditors since May 1, 1996 (the "Effective Date"), the date on which the Company, upon consultation with the Audit Committee of the Board of Directors, replaced the accounting firm of Richard A. Eisner & Company, LLP. Prior to the Effective Date, Richard A. Eisner & Company, LLP had served as the Company's independent auditors since 1992. During the fiscal years 1992 through 1995, (i) the reports of Richard A. Eisner & Company, LLP did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; and (ii) the Company did not have any disagreements with Richard A. Eisner & Company, LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Richard A. Eisner & Company, LLP would have caused them to make reference thereto in their report on the financial statements for such years. In addition, during such period the Company's financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles.

    If the stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, the Audit Committee will recommend another accounting firm for the selection by the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement and will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SOLICITATION EXPENSES

    The costs of this solicitation will be paid by the Company.Proxies will be solicited principally by mail, but some telephone, telegraph or personal solicitations of stockholders may be made. Officers or employees of the Company who make or assist in such solicitations will receive no additional compensation for doing so. The Company will request brokers, banks and other custodians and fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy solicitation materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for presentation at the Company's next Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 29, 1997.

                                 ANNUAL REPORT

    Concurrently with the mailing of these Proxy Materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 1996. Such Annual Report is not to be regarded as proxy solicitation material.

    UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-KSB ANNUAL REPORT FOR 1996 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder of record on April 18, 1997, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests should be addressed to Winston Resources, Inc., 535 Fifth Avenue, New York, New York 10017 (Attn: David Silver).

                                 OTHER BUSINESS

    Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          DAVID SILVER
                                          SECRETARY

Dated: April 28, 1997

PROXY                       WINSTON RESOURCES, INC.                        PROXY
                   535 FIFTH AVENUE, NEW YORK, NEW YORK 10017
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 1997

    The undersigned hereby appoints SEYMOUR KUGLER AND DAVID SILVER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Winston Resources, Inc., held of record by the undersigned on April 18, 1997 at the Annual Meeting of Stockholders to be held on May 22, 1997, or any adjournment thereof.

       1.  The election of Reuben W. Abrams as a director of the Company.

          / /  FOR the nominee          / /  WITHHOLD AUTHORITY TO VOTE

       2.  Ratification of the selection of Ernst & Young LLP as the Company's independent auditors.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

       3.  In their discretion upon any other matters which may properly come before such meeting.

                  THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.
THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS
                              OTHERWISE INDICATED.
                                                     (CONTINUED ON REVERSE SIDE)

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                              DATE........................, 1997

                                              ..................................
                                                          SIGNATURE

                                              ..................................
                                              SIGNATURE OF JOINT HOLDER, IF ANY

                                              Please sign exactly as your name
                                              appears to the left. If joint
                                              owners, both should sign.
                                              Executors, administrators,
                                              trustees, etc. should sign and
                                              give full titles as such. If the
                                              signer is a corporation or
                                              partnership, please sign full
                                              corporate or partnership name by a
                                              duly authorized officer or
                                              partner.